EXHIBIT 99.1 65 West Watkins Mill Road Gaithersburg, MD 20878 tel: 240-632-0740 fax: 240-632-0735 www.genvec.com

FOR IMMEDIATE RELEASE

Retail Investor and Media Contact:	Institutional Investor Contact:
GenVec, Inc.	S.A. Noonan Communications
Douglas J. Swirsky	Susan A. Noonan
(240) 632-5510	(212) 966-3650
dswirsky@genvec.com	susan@sanoonan.com

GenVec Extends Research Collaboration with Global Pharmaceutical Company

Gaithersburg, MD, January 27, 2012 — GenVec, Inc. (Nasdaq: GNVC), a biopharmaceutical company using differentiated, proprietary technologies to create superior therapeutics and vaccines, today announced that it has extended its Research Collaboration and License Agreement with Novartis (NYSE: NVS). Under the extension, Novartis will fund research at GenVec through January 2013 to support its hearing loss and balance disorders program.

"GenVec has worked closely with Novartis for the past two years to move this program forward and we remain committed to being a value added partner," noted Douglas E. Brough, Ph.D., GenVec's Vice President of Research. "This extension will allow GenVec to continue supporting this important effort."

About the Collaboration

In January 2010, GenVec entered into a worldwide licensing and collaboration agreement with Novartis to discover and develop novel treatments for hearing loss and balance disorders. Under the terms of the agreement, if certain clinical, regulatory, and sales milestones are met, GenVec is eligible to receive up to $213.6 million, including upfront and milestone payments in addition to royalties on future sales.

In August 2010, GenVec entered into an additional agreement with Novartis, to manufacture clinical trial material for up to two lead product candidates for this program.

About GenVec

GenVec is a biopharmaceutical company using differentiated, proprietary technologies to create superior therapeutics and vaccines. A key component of our strategy is to develop and commercialize our product candidates through collaborations. GenVec is working with leading companies and organizations such as Novartis, Merial, and the U.S. Government to support a portfolio of product programs that address the prevention and treatment of a number of significant human and animal health concerns. GenVec’s development programs address therapeutic areas such as hearing loss and balance disorders; as well as vaccines against infectious diseases including respiratory syncytial virus (RSV), herpes simplex virus (HSV), dengue fever, influenza, malaria, and human immunodeficiency virus (HIV). In the area of animal health we are developing vaccines against foot-and-mouth disease (FMD). Additional information about GenVec is available at www.genvec.com and in the Company’s various filings with the Securities and Exchange Commission.

Statements herein relating to future financial or business performance, conditions or strategies and other financial and business matters, including expectations regarding funding, grants, collaborations, revenues, cash burn rates, the development of products and the success of the collaboration with Novartis, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. GenVec cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Factors that may cause actual results to differ materially from the results discussed in the forward-looking statements or historical experience include risks and uncertainties, including the failure by GenVec to secure and maintain relationships with collaborators; risks relating to the early stage of GenVec’s product candidates under development; uncertainties relating to research and development activities; risks relating to the commercialization, if any, of GenVec’s proposed product candidates; dependence on the efforts of collaborators and third parties; dependence on intellectual property; and risks that we may lack the financial resources and access to capital to fund our operations. Further information on the factors and risks that could affect GenVec’s business, financial conditions and results of operations, are contained in GenVec’s filings with the U.S. Securities and Exchange Commission (SEC), which are available at www.sec.gov. These forward-looking statements speak only as of the date of this press release, and GenVec assumes no duty to update forward-looking statements.